UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2021

Commission File No. 001-40060

Longeveron Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	47-2174146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1951 NW 7th Avenue, Suite 520 Miami, Florida	33136
(Address of principal executive offices)	(Zip Code)

(305) 909-0840
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.001 per share	LGVN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD.

On September 9, 2021, Longeveron Inc. (the “Company”) announced results from the Company’s Phase I clinical study of Lomecel-B in Hypoplastic Left Heart Syndrome (HLHS), a rare and life-threatening congenital heart disease. Lomecel-B is an allogeneic, bone marrow-derived medicinal signaling cell (MSC) therapy product manufactured under current good manufacturing practice (cGMP) in Longeveron’s cell processing facility in Miami.

The Phase I, open-label single arm study was designed to assess safety and tolerability of intramyocardial injection of Lomecel-B administered to 10 infants with HLHS during Stage 2 bidirectional cavopulmonary anastomosis (BDCPA, or “Glenn procedure”) surgeries. HLHS is a rare congenital heart defect that affects approximately 1,000 babies per year in the U.S. Babies with HLHS are born with an underdeveloped left ventricle, which impairs the heart’s ability to pump blood throughout the body. HLHS is fatal without surgical intervention, in which 3 surgical procedures must be performed to allow the right ventricle to be configured to pump blood to the body. Even with this surgery, HLHS is still associated with a very high mortality rate and need for heart transplantation. The trial was partially funded by a grant from the Maryland Stem Cell Research Fund (MSCRF).

The primary safety endpoint was the incidence of the following treatment-emergent Serious Adverse Events (TE-SAEs): i) major adverse cardiac events (MACE), including sustained/symptomatic ventricular tachycardia requiring intervention with inotropic support, aggravation of heart failure, myocardial infarction, unplanned cardiovascular operation for cardiac tamponade, and death through one-year post-treatment; and ii) infections during the first month post-treatment. Intramyocardial injection of Lomecel-B at 2.5 × 106 cells/kg of body weight was well-tolerated, with no MACE, and no infections reported that were considered to be related to investigational treatment.

Secondary endpoints were measured per protocol to gain insight into Lomecel-B’s potential effect on clinical outcomes and heart function. These secondary endpoint results should be viewed with caution due to the lack of a control arm for comparison, meaning we cannot conclude whether these secondary outcomes were surgery-related, Lomecel-B-related, or both.

●	100% of infants treated were alive and transplant-free one-year after injection. Patients have now been followed for two-to-3.5 years and remain alive and transplant free. This exceeds historical control results, which estimate only 78% survival free of transplantation following the Glenn procedure. (1)

●	Heart function and structure, including tricuspid regurgitation fraction (the fraction of blood going backwards in the right ventricle), right ventricle ejection fraction (RVEF), RV volume and chamber size did not change significantly from baseline at six and 12 months after Lomecel-B injection.

●	The children’s growth matched trends in published literature, suggesting normal development of the children. (2)

●	Through one-year follow-up, one patient had an ascending aortic obstruction requiring angioplasty, and four other patients required re-hospitalization, none considered related to Lomecel-B injection.

References

1.	Son JS, James A, Fan C-PS, Mertens L, McCrindle BW, Manlhiot C, Friedberg MK. Prognostic value of serial echocardiography in hypoplastic left heart syndrome. Circulation: Cardiovascular Imaging. 2018; 11(7):e006983.

2.	Burch, P. T., E. Gerstenberger, C. Ravishankar, D. A. Hehir, R. R. Davies, S. D. Colan, L. A. Sleeper, et al. 2014. “Longitudinal Assessment of Growth in Hypoplastic Left Heart Syndrome: Results From the Single Ventricle Reconstruction Trial.” Journal of the American Heart Association: Cardiovascular and Cerebrovascular Disease. doi:10.1161/JAHA.114.000079.

The information provided under this Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated September 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 9, 2021
Longeveron Inc.

	By:	/s/ Geoff Green
Geoff Green Chief Executive Officer
(Principal Executive Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Company, dated September 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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